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                                                 BRADLEES, INC.                      Exhibit 20                       Exhibit 20
                                              CONDENSED CASH FLOW                    Page 3 of 3                      Page 3 of 3
                                               MANAGEMENT FORMAT
                                                 (In Millions)

                                                                        FISCAL 1998 SUMMARY FINANCIAL FORECAST
                                           First-Half :    Third Quarter    :    Fourth Quarter    :            Annual
                                             Actuals  : Forecast      Plan* : Forecast       Plan* : Forecast     Plan*  Last Year
                                                      :                     :                      :
 Beginning Unrestricted Cash & Cash                   :                     :                      :
  Equivalents                                   $10.9 :    $8.1       $10.0 :   $11.2        $11.3 :    $10.9      $9.5     $10.0
 Cash Used in Operations:                             :                     :                      :
 Net Income (Loss)                              (27.4):    (9.9)       (8.3):    19.1         20.6 :    (18.2)    (27.5)    (22.6)
 Depreciation & Amortization Expense             16.5 :     7.9         8.5 :     7.7          8.1 :     32.1      34.4      36.2
 Amortization of Deferred Financing Costs         0.8 :     0.4         0.4 :     0.4          0.3 :      1.5       1.4       3.7
                                                      :                     :                      :
 Inventory (Increase) Decrease                   (0.8):   (70.9)      (82.3):    82.6        102.0 :     10.9      11.7      (1.7)
 Accounts Payable Increase (Decrease)            (3.2):    34.0        53.3 :   (41.3)       (62.2):    (10.4)     (4.1)      9.0
                                                      :                     :                      :
 Other, Including Reorganization Items           (8.7):   (10.0)      (13.5):     5.8         13.2 :    (12.8)     (7.4)     (33.7)
                                          ------------:---------------------:----------------------:------------------------------
 Net Cash Provided by (Used in) Operations      (22.8):   (48.5)      (41.9):    74.3         82.0 :      3.1       8.5       (9.1)
                                                      :                     :                      :
 Investing Activities:                                :                     :                      :
 Capital Spending                                (5.5):    (7.2)       (5.0):    (7.2)        (5.0):    (20.0)    (20.0)    (19.6)
 Increase in Restricted Cash and                      :                     :                      :
  Cash Equivalents                               (8.1):    (0.2)       (0.2):    (0.2)        (0.2):     (8.5)     (8.5)     (7.6)
 Financing Activities:                                :                     :                      :
 Payments of Capital Leases & Deferred Financing      :                     :                      :
   Costs                                         (0.6):    (0.3)       (0.3):    (0.3)        (0.3):     (1.1)     (1.4)     (5.9)
 Proceeds from Disposition of Properties         12.0 :       -           - :       -            - :     12.0       7.8       7.9
 Payments of Liabilities Subject to Settlement   (5.2):    (1.0)       (1.0):    (1.0)        (1.0):     (7.2)     (4.1)     (6.5)
 Net Borrowings (Payments) under the                  :                     :                      :
  DIP Facility                                   27.4 :    60.3        49.7 :   (68.6)       (78.0):     19.1      16.9      41.7
                                         -------------:---------------------:----------------------:------------------------------
 Total Financing Activities                      33.6 :    59.0        48.4 :   (69.9)       (79.3):     22.8      19.2      37.2
                                                      :                     :                      :
 Increase (Decrease) in Unrestricted                  :                     :                      :
                                         -------------:---------------------:----------------------:------------------------------
  Cash and Cash Equivalents                      (2.8):     3.1         1.3 :    (3.0)        (2.5):     (2.6)     (0.8)      0.9
                                         -------------:---------------------:----------------------:------------------------------
 Ending Unrest. Cash and Cash Equivalents        $8.1 :   $11.2       $11.3 :    $8.2         $8.8 :     $8.3      $8.7     $10.9
                                         =============:=====================:======================:==============================

         * From the Form 8-K dated February 11, 1998 with a reclassification of planned annual proceeds from disposition of properties from "Other, Including Reorganization Items" to "Financing Activities"
           to be consistent with the annual actual presentation.

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